EXHIBIT 99.2

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated statements of operations for as of and for the year ended December 31, 2022 are based on the historical consolidated financial statements of Starco Brands Inc., a Nevada corporation (“STCB” or the “Company”) and Soylent Nutrition, Inc., a Delaware corporation (“Soylent”), after giving retroactive effect to the Company’s acquisition of Soylent effective February 15, 2023 (the “Acquisition”), and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated balance sheet as of December 31, 2022 is presented as if the Acquisition had occurred on December, 31, 2022 and gives effect to certain pro forma adjustments and are derived from the Company’s audited balance sheet as of December 31, 2022 and the audited Soylent balance sheet as of December 31, 2022.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2022 is presented as if the Acquisition had occurred on January 1, 2022 and gives effect to certain pro forma adjustments and are derived from the audited consolidated statement of operations of the Company for the year ended December 31, 2022 and the audited consolidated statement of operations of Soylent for the year ended December 31, 2022.

The unaudited pro forma consolidated financial information is based on the assumptions set forth in the notes to such information. These adjustments are provisional and subject to further adjustment as additional information becomes available, additional analyses are performed, and as warranted by changes in current conditions and future expectations. The unaudited pro forma adjustments made in preparation of the unaudited pro forma information are based upon available information and assumptions that the Company considers to be reasonable and have been made solely for purposes of developing such unaudited pro forma consolidated financial information for illustrative purposes in compliance with the disclosure requirements of the Securities and Exchange Commission (“SEC”).

The unaudited pro forma adjustments have been made solely for information purposes. The actual results reported by the Company in periods following the Acquisition may differ significantly from that reflected in these unaudited pro forma consolidated financial statements. As a result, the unaudited pro forma consolidated information is not intended to represent and does not purport to be indicative of what the Company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this unaudited pro forma consolidated financial information. In addition, the unaudited pro forma consolidated financial information does not purport to project the future financial condition and results of operations of the Company.

The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma consolidated financial statements;
●	the audited consolidated financial statements of the Company for the year ended December 31, 2022 and the related notes thereto, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2023;
●	the audited financial statements of Soylent for the years ended December 31, 2022 and 2021 filed as Exhibit 99.1 to this Current Report on Form 8-K/A.

The purchase price allocation takes into account the information management believes is reasonable. Nevertheless, the Company has one year from the Closing Date to make a final determination of purchase accounting allocations; and, accordingly, adjustments may be made to the foregoing allocations for the Acquisition.

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2022

	As of December 31, 2022
	STCB	Soylent	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	1,480,371	3,008,923	-		4,489,294
Accounts receivable, net, $2,107,015 from related party	2,555,525	8,268,904	-		10,824,429
Prepaid expenses and other assets	902,090	848,647	-		1,750,737
Inventory	3,033,653	13,181,227	-		16,214,880
Total Current Assets	$7,971,639	$25,307,701	$-		$33,279,340

Property and equipment, net	25,873	9,209	-		35,082
Operating lease right-of-use assets	61,353	-	-		61,353
Intangibles, net	198,403	122,326	24,600,000	(4)	24,920,729
Goodwill	32,836,563	-	36,625,579	(1)	69,462,142
Note receivable, $95,640 from related party	95,640	-	-		95,640
Other long-term assets	-	34,500	-		34,500

Total Assets	$41,189,471	$25,473,736	$61,225,579		$127,888,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	3,245,573	7,680,691	-		10,926,264
Other payables and accrued liabilities	1,135,803	1,028,615	-		2,164,418
Accrued interest, $6,960 from related party	6,960	-	-		6,960
Fair value of potential Share Adjustment	-	-	37,143,360	(5)	37,143,360
Treasury stock payable, current	131,400	-	-		131,400
Loans and advances payable, related party	-	-	-		-
Notes payable, $3,047,533 from related party	3,109,535	-	4,800,000	(6)	7,909,535
Lease liability	61,605	-	-		61,605
Total Current Liabilities	$7,690,876	$8,709,306	$41,943,360		$58,343,542
					-
					-
Treasury stock payable, net of current portion	65,700	-	-		65,700
Loans payable, net of current portion, $572,500 from related party	572,500	-	-		572,500
Total Liabilities	$8,329,076	$8,709,306	$41,943,360		$58,981,742

Stockholders’ Equity:
Preferred stock	-	71,816,659	(71,816,659)	(1)	-
Common stock	291,433	-	177,955	(1), (2)	469,388
Additional paid in capital	43,332,886	867,158	32,215,822	(1), (2)	76,415,866
Treasury stock at cost	(394,200)	-	-		(394,200)
Equity consideration payable	7,114,513	-	2,785,714	(3)	9,900,227
Accumulated deficit	(17,578,219)	(55,919,387)	55,919,387	(1)	(17,578,219)
Total Stockholders’ Equity	$32,766,413	$16,764,430	$19,282,219		$68,813,062

Non-controlling interest	93,982	-	-		93,982
Total Stockholders’ Equity	$32,860,395	$16,764,430	$19,282,219		$68,907,044

Total Liabilities and Stockholders’ Equity	$41,189,471	25,473,736	$61,225,579		$127,888,786

The accompanying notes are an integral part of these consolidated financial statements

STARCO BRANDS INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

	For the Year Ended December 31, 2022
	STCB	Soylent	Transaction Accounting Adjustments	Notes	Pro Forma Combined

Revenue	$7,812,728	$48,001,754	$-		$55,814,482

Cost of goods sold	776,127	24,904,143	-		25,680,270

Gross profit	$7,036,601	$23,097,611	$-		$30,134,212

Operating Expenses:
Compensation expense	$1,175,267	$3,626,363	$-		$4,801,630
Professional fees	1,822,927	2,755,249	5,700,000	(7)	10,278,176
Marketing, General and administrative	2,756,808	16,319,781	1,713,750	(10)	20,790,339
Marketing, related party	131,614	-	-		131,614
Total Operating Expenses	5,886,616	22,701,393	7,413,750		36,001,759

Income (Loss) from operations	$1,149,985	$396,218	$(7,413,750)		$(5,867,547)

Other Income (Expense):
Interest income (expense)	(68,721)	-	-		(68,721)
Gain (loss) on forgiveness of debt	(103,406)	764,680	-		661,274
Other income (expense)	-	512,803	-		512,803
Total Other Income (Expense)	(172,127)	1,277,483	-		1,105,356

Income (loss) before provisions for income taxes	$977,858	$1,673,701	$(7,413,750)		$(4,762,191)
Provision for income taxes (benefit)	-	35,322	(35,322)	(8)	-

Net Income (Loss)	$977,858	$1,638,379	$(7,449,072)		$(4,832,835)
Net income (loss) attributable to non-controlling interest	$167,891	$-	$-		$167,891

Net Income (Loss) attributable to Starco Brands	$809,967	$1,638,379	$(7,449,072)		$(5,000,726)

Income (Loss) per share, basic	$0.00				$(0.01)
Income (Loss) per share, diluted	$0.00

Weighted Average Shares Outstanding - Basic	178,679,069			(9)	356,633,356
Weighted Average Shares Outstanding - Diluted	192,927,018				356,633,356

See the accompanying notes to the unaudited Pro Forma Condensed Consolidated Financial Statements

STARCO BRANDS INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION OF SOYLENT

On February 15, 2023 (the “Closing Date”), STCB, through its wholly-owned subsidiary Starco Merger Sub I, Inc., a Delaware corporation (“Merger Sub”), completed its acquisition of Soylent Nutrition, Inc. (the “Acquisition”), a Delaware corporation (“Soylent”) through the merger of Merger Sub with and into Soylent (the “Merger”) with Soylent being the surviving corporation.

The Acquisition was completed through a cash and stock deal, where the Company paid $200,000 in cash as reimbursement of Soylent’s closing expenses and the Company’s shares were issued at $0.15 per share, which amount is equal to the fair value of the stock on the acquisition date. As consideration for the Acquisition, the Company reserved an (a) aggregate of up to 165,336,430 restricted shares of Class A common stock to Soylent shareholders, (b) 12,617,857 restricted shares of Class A common to satisfy existing Soylent obligations (c) up to 18,571,429 additional restricted shares of Class A common stock based on final determination of calculations of Soylent’s working capital, cash at closing, indebtedness at closing and certain unpaid transaction expenses in excess of the amount reimbursed by Starco, and (d) an adjustment to the shares of Class A common stock received by the Company Holders (as defined in the Merger Agreement) in the event that the trading price for STCB’s Class A common stock price per share on the first anniversary of the Closing Date (the “Adjustment Date”) is below $0.35 per share of Class A common stock. If, on the Adjustment Date, STCB’s Class A common stock is trading below $0.35 per share of Class A common stock, STCB shall issue additional shares of Class A common stock based on the Closing Merger Consideration (as defined in the Merger Agreement) after adjustments divided by the trading price (which must be below $0.35 per share for any additional shares to be issued) minus the total share issuance after adjustments. The fair value rights of these shares were estimated by a third-party valuation firm to be $0.189 per share on the acquisition date or an approximate share adjustment value of $37,143,360.

The Company accounted for this transaction in accordance with the acquisition method of accounting. Assets and liabilities of the acquired business were included in the Company’s unaudited condensed consolidated balance sheet as of March 31, 2023, based on the estimated fair value on the date of Acquisition as determined in a purchase price allocation using available information and making assumptions management believes are reasonable.

Per ASC Topic 805, “Business Combinations” (“ASC 805”), the measurement period is the period after the Acquisition date during which the acquiror may adjust the provisional amounts recognized for a business combination. The measurement period shall not exceed one year from the acquisition date. The Company has identified the acquisition date as February 15, 2023. Subsequent to the issuance of these pro forma financial statements, the Company expects to obtain a third-party valuation on the fair value of the assets acquired and the liabilities assumed for use in the purchase price allocation.

The following table shows the preliminary allocation of the purchase price for the Company to the acquired identifiable assets, liabilities assumed and goodwill as of February 14, 2023.

Consideration[1]	$66,339,812

Assets acquired:
Cash and cash equivalents	189,071
Accounts receivable	5,617,270
Prepaid and other assets	1,045,431
Inventory	12,314,328
PP&E	8,568
Intangibles	24,600,000
Total assets acquired	43,774,667

Liabilities assumed:
Accounts payable	6,561,069
Accrued liabilities	699,364
Note payable	4,800,000
Total liabilities assumed	12,060,434

Net assets acquired	31,714,233

Goodwill	$36,625,579

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited pro forma consolidated financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company. The accounting policies of Soylent were not deemed to be materially different to those adopted by the Company. See the Company’s audited financial statements as of December 31, 2022.

NOTE 3 – ACQUISITION-RELATED COSTS

In conjunction with the Acquisition, the Company incurred acquisition-related charges, related primarily to investment banking, legal, accounting and other professional services which are expensed as incurred.

NOTE 4 – PRO FORMA ADJUSTMENTS

The unaudited pro forma consolidated financial statements are based upon the historical financial statements of the Company and Soylent and certain adjustments which the Company believes are reasonable to give effect to the Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the pro forma adjustments.

The adjustments made in preparing the unaudited pro forma consolidated financial statements are as follows:

(1)	Reflects the estimated amount of goodwill purchased as part of the acquisition and the elimination of Soylent’s equity.
(2)	Reflects the fair value of the 177,954,287 shares of common stock issued to the sellers of Soylent.
(3)	Reflects the fair value of the equity held back to be paid to Soylent following the 18-month indemnification period.
(4)	Reflects the estimated fair value of intangible assets purchased as part of the acquisition. Tradenames and customer relationships have an estimated fair value estimate of $19,900,000 and $4,700,000, respectively.
(5)	Reflects the fair value rights of the shares issued as estimated by management with the assistance of a third-party valuation firm, with a valuation price per share of $0.18 on the acquisition date.
(6)	Reflects a line of credit taken out by Soylent in conjunction with the transaction in order to cover transaction expenses.
(7)	Reflects the expenses incurred, related to the Acquisition, primarily from bankers, lawyers and accountants that were not recognized in the company’s historical financial statements as of |December 31, 2022.
(8)	Reflects a decrease in income taxes due to the costs incurred resulting from the Acquisition
(9)	Represents the 177,954,287 shares of common stock issued as part of the Soylent acquisition.
(10)	Represents amortization of acquired intangible assets. Tradenames are amortized over a period of 16 years. Customer relationships are amortized over a period of 10 years.

1Consideration consists of the following: $200,000 cash paid for Soylent’s transaction closing costs at the acquisition date, $26,693,143 of shares transferred to sellers at the acquisition date, $2,785,714 of equity holdback to be paid to sellers at the end of the indemnity period, an estimated $37,143,360 of stock payable liability to be paid as part of the $0.35 per share adjustment on the Adjustment Date and a $1,517,595 working capital adjustment.